SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

August 22, 2003

Date of Report (Date of earliest event reported)

METALDYNE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12068	38-2513957
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

47659 Halyard Drive, Plymouth, Michigan 48170

(Address of principal executive offices)

(734) 207-6200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

Attached hereto as Exhibit 99.2 is Metaldyne Corporation's financial statements and related notes for the fiscal year ended December 29, 2002 and attached hereto as Exhibit 99.3 is Metaldyne Corporation's Management's Discussion and Analysis of Financial Condition and Results of Operations, in each case updated to reflect the adoption of Statement of Financial Accounting Standards ("SFAS") No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS 145, among other things, requires us to reclassify the loss on repurchase of debentures and early retirement of term loan of $68.9 million (or $43.4 million, net of tax) originally recorded as an extraordinary loss in the December 29, 2002 financial statements to other income/expense. In connection with fulfilling certain of Metaldyne's contractual obligations under a Registration Rights Agreement dated as of June 20, 2002, we are reissuing our December 29, 2002 financial statements to give effect to the adoption of SFAS No. 145.

Item 7.    Exhibits.

(c) Exhibits.    The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Revised Auditor's Report for Metaldyne Corporation for the fiscal year ended December 29, 2002
99.2	Restated Consolidated Financial Statements and Notes to Consolidated Financial Statements for the fiscal year ended December 29, 2002
99.3	Restated Management's Discussion and Analysis of Financial Condition and Results of Operations
99.4	Consent of Independent Accountants

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 22, 2003

METALDYNE CORPORATION
By: /s/ Jeffrey M. Stafeil
Name: Jeffrey M. Stafeil Title: Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Revised Auditor's Report for Metaldyne Corporation for the fiscal year ended December 29, 2002
99.2	Updated Consolidated Financial Statements and Notes to Consolidated Financial Statements for the fiscal year ended December 29, 2002
99.3	Restated Management's Discussion and Analysis of Financial Condition and Results of Operations
99.4	Consent of Independent Accountants

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